FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC. 10-K/A

Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Michael W. Mahler, Chief Executive Officer and Eileen M. Budnick, VP - Director of Financial Reporting & Accounting of First Federal of Northern Michigan Bancorp, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the Annual Report of the Company on Form 10-K for the year ended December 31, 2014 and that to the best of their knowledge:

(1)	the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 16, 2015	/s/ Michael W. Mahler
Date	Michael W. Mahler
Chief Executive Officer

April 16, 2015	/s/ Eileen M. Budnick
Date	Eileen M. Budnick
VP - Director of Financial Reporting & Accounting